UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2018

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2016, we entered into an executive employment agreement with Benjamin W. Mossman, our Chief Executive Officer, pursuant to which we engaged Mr. Mossman’s services on an ongoing basis beginning on August 1, 2016. Pursuant to the agreement, we issued 400,000 shares of Common Stock to Mr. Mossman as a signing bonus on August 1, 2016, granted options to purchase 586,600 shares of Common Stock to Mr. Mossman at a price of $0.20 per share for a period of five years on the same date, and were required to pay Mr. Mossman an annual salary of $120,000. On April 19, 2017, we entered into a new executive employment agreement with Mr. Mossman, which was amended on April 16, 2018 (the “Executive Employment Agreement”), to replace the original agreement. The Executive Employment Agreement, which commenced on May 1, 2017, provides for an annual salary of $180,000 per year and provides that Mr. Mossman will, subject to the terms of our stock option plan and exchange policies, be granted options from time to time to maintain his right to purchase 5% of our issued and outstanding Common Stock. To date, Mr. Mossman has been granted options to acquire 5,360,142 shares of Common Stock pursuant to the terms of his Executive Employment Agreement.

The Executive Employment Agreement includes compensation provisions for Mr. Mossman if there is a change of control, he is terminated without just cause, he resigns under circumstances contemplated in the Employment Agreement or he dies while in our employment. If there is a change of control and Mr. Mossman is terminated within one (1) year of the date of a change of control or if Mr. Mossman terminates his employment with us upon the occurrence of certain events, including a material adverse and fundamental change in his overall authority and responsibilities, Mr. Mossman will be entitled to a lump sum amount equal to three (3) years of Mr. Mossman’s then applicable annual salary. If Mr. Mossman is otherwise terminated without just cause, Mr. Mossman will be entitled to an amount equal to three (3) months of Mr. Mossman’s then applicable annual salary and will also be entitled to maintain in effect, until the earliest of the expiration of 18 months and the death of Mr. Mossman, participation in certain of our benefit plans and stock option plans. If Mr. Mossman dies while employed with us, Mr. Mossman’s estate, subject to compliance with stock exchange requirements, our stock option plan, and the terms of the Executive Employment Agreement, will be entitled to continue Mr. Mossman’s participation in our stock option plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2018

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer